                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Gateway 2000, Inc. on Form S-8 (File No. 33-08837) of our report dated January 30, 1997, on our audit of the consolidated financial statements and financial statement schedule of Gateway 2000, Inc. as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


                                       /s/ Coopers & Lybrand L.L.P.
                                           COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
March 26, 1997